SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

AMG FUNDS I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

REFERENCE NUMBER: 123456789

Shareholder Name Address 1 Address 2 Address 3

IMPORTANT DEADLINE

May 27, 2021

Dear AMG Funds Shareholder:

We have tried unsuccessfully to contact you about a very important matter regarding your investment in the AMG Veritas China Fund (formerly AMG Managers Emerging Opportunities Fund) (the “Fund”). This pertains to significant operating initiatives for the Fund, which require your response.

It is essential that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please call us toll-free at (866) 406-2283 between 9:00 a.m. and 11:00 p.m. Eastern time Monday through Friday or Saturday between 10:00 a.m. and 6:00 p.m. before June 17, 2021. Note, on Memorial Day, Monday, May 31, please call between the hours of 10:00 a.m. and 2:00 p.m. At the time of the call, please reference the number listed above.

Best regards,

Keitha Kinne

Chief Operating Officer

AMG Funds

AMG Funds LLC, One Stamford Plaza, 263 Tresser Boulevard, Suite 949, Stamford,  Connecticut 06901

www.amgfunds.com

REFERENCE NUMBER: 123456789

Shareholder Name Address 1 Address 2 Address 3

IMPORTANT DEADLINE

May 27, 2021

Dear AMG Funds Shareholder:

We have tried unsuccessfully to contact you about a very important matter regarding your investment in the AMG Veritas Global Focus Fund (formerly AMG FQ Tax-Managed U.S. Equity Fund) (the “Fund”). This pertains to significant operating initiatives for the Fund, which require your response.

It is essential that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please call us toll-free at (866) 406-2283 between 9:00 a.m. and 11:00 p.m. Eastern time Monday through Friday or Saturday between 10:00 a.m. and 6:00 p.m. before June 17, 2021. Note, on Memorial Day, Monday, May 31, please call between the hours of 10:00 a.m. and 2:00 p.m. At the time of the call, please reference the number listed above.

Best regards,

Keitha Kinne

Chief Operating Officer

AMG Funds

AMG Funds LLC, One Stamford Plaza, 263 Tresser Boulevard, Suite 949, Stamford,  Connecticut 06901

www.amgfunds.com